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                                                                   EXHIBIT 10.13

                        CONFIDENTIAL TREATMENT REQUESTED



                         MASTER HIGH SPEED DATA SERVICES
                               MARKETING AGREEMENT

This MASTER HIGH SPEED DATA SERVICES MARKETING AGREEMENT (this "Agreement") is entered into as of the 5th day of March, 1998 ("Effective Date"), by and between I(3)S, INC., a Texas corporation, with a place of business at 1330 River Bend, Suite 600, Dallas, Texas 75247-4953 ("I(3)S"); and CAMDEN DEVELOPMENT, INC., a Delaware corporation with a place of business at 3200 Southwest Freeway, Suite 1500, Houston, Texas 77027, including all affiliates and subsidiaries which may become parties to this Agreement from time to time ("Camden").


                                    RECITALS

WHEREAS, Camden owns and operates Multiple Dwelling Units ("MDUs") in the United States.

WHEREAS, I(3)S provides system integration and network services, including, without limitation, high speed data services, as more specifically described in Exhibit D attached hereto and incorporated herein by reference ("HSDS"), to multiple system franchise cable operators ("MSO"), private cable operators ("PCO"), and owners, operators and managers of MDUs.

WHEREAS, Camden and I(3)S intend to allow I(3)S to provide HSDS to residents of MDU properties ("Properties") owned or operated by Camden pursuant to the terms of this Agreement.


                                    ARTICLE 1
                         REPRESENTATIONS AND WARRANTIES

     1.1  REPRESENTATIONS AND WARRANTIES OF CAMDEN.

     AUTHORITY. This Agreement has been duly authorized, executed and delivered by Camden and constitutes a valid and legally binding Agreement of Camden, and neither the execution and delivery of nor the performance of the provisions of this Agreement shall conflict with or result in (a) a breach, violation or default under the Certificate of Incorporation and Bylaws of Camden, if applicable; or (b) the breach or violation of any law, order, rule, ordinance, regulation, judgement or decree of an governmental authority having jurisdiction.


     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by or on behalf of Camden shall survive the execution and delivery of this




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Agreement, and any investigation at any time made by or on behalf of I(3)S shall not diminish its rights to rely thereon.

     1.2  REPRESENTATIONS AND WARRANTIES OF I(3)S.

     AUTHORITY. This Agreement has been duly authorized, executed and delivered by I(3)S and constitutes a valid and legally binding Agreement of I(3)S, and neither the execution and delivery of nor the performance of the provisions of this Agreement shall conflict with or result in (a) a breach, violation or default under the Certificate of Incorporation and Bylaws of I(3)S, if applicable; or (b) the breach or violation of any law, order, rule, ordinance, regulation, judgement or decree of an governmental authority having jurisdiction.

     PERMITS, LICENSES, ETC. I(3)S possesses all material permits, licenses, franchises rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct the business of HSDS.

     I(3)S LICENSES. I(3)S possesses all requisite licenses from third parties necessary to provide HSDS to Camden's MDUs and their residents.

     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by or on behalf of I(3)S shall survive the execution and delivery of this Agreement, and any investigation at any time made by or on behalf of Camden shall not diminish its rights to rely thereon.


                                    ARTICLE 2
                                      TERM

2.1 TERM. This Agreement shall have a term of seven (7) years from the Effective Date; provided, however, each Property added to this Agreement within two years of the Effective Date shall have a term of not less than seven (7) years. Unless one party sends notice to the other to discontinue service sixty (60) days prior to the expiration of the term, HSDS shall continue to be provided on a month-to-month basis, cancelable on thirty (30) days notice by Owner.


Camden HSDS Agreement                                                          2
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                                    ARTICLE 3
                         SCOPE OF RIGHTS AND OBLIGATIONS

Camden is not precluded from allowing another party, such as the parties providing telecommunications or video entertainment services to a Property, to deliver high speed Internet access service to a Property subject to this Agreement in the event that said party possesses a federal or state statutory or regulatory right, or municipal cable television franchise obligation or where it is technically infeasible for Camden to prohibit the provision of HSDS by such other party. At a Property subject to this Agreement, Camden shall not agree to or accept Commissions or other forms of compensation for the marketing of HSDS, except as provided herein, and shall not provide on-premise marketing support for such other parties' internet access service. Subject to these limitations, I(3)S shall have the exclusive right to market, promote and sell HSDS at each Property covered hereby during the term of this Agreement.

The rights and obligations of the Parties under this Agreement arise and exist with respect to those Properties for which Riders have been mutually agreed to and executed by the Parties, as such Riders may be added hereto from time to time.

                                    ARTICLE 4
                              OWNER'S OBLIGATIONS

4.1 In consideration of the mutual agreements of the parties contained herein, Camden unconditionally covenants and agrees to do and perform, or cause to be done and performed, the following:

4.2 ACCESS

     (i) Camden will assist I(3)S in securing access to apartment units only as necessary in furtherance of this Agreement. The parties further agree that I(3)S shall not enter a resident's apartment unit without resident's express approval. Further, I(3)S shall not enter a resident's unit unless resident or an adult representative of the resident is present. Door to door marketing by I(3)S of HSDS is not authorized under this Agreement.

     (ii) Camden hereby grants I(3)S access to the Property and the cable distribution plant as provided in the Property Specific Rider.

     (iii) Camden will permit employees, agents, or contractors of I(3)S reasonable access, at no charge, to the Property, in connection with any and all work hereunder, including but not limited to installation, inspection, maintenance, repair or removal of Equipment, or to facilitate the provision of Services to I(3)S customers. Each party's employees, contractors, or agents will, while on the premises of any other party, comply with all stated or published rules and regulations.


Camden HSDS Agreement                                                         3
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4.3 MAINTENANCE PROBLEMS/CUSTOMER COMPLAINTS. Camden will direct all residents of each Property subject to this Agreement which receives HSDS to report all maintenance or other problems with respect to the Services directly to I(3)S, to the point of contact designated in writing by I(3)S to Camden. Camden will inform I(3)S of any material or recurring maintenance problems and the identity of the subscribers so notifying or reporting within two (2) business hours to the point(s) of contact designated by I(3)S. Camden shall direct residents to coordinate directly with I(3)S regarding any complaints or technical problems concerning HSDS provided to the resident(s), to the point of contact designated in writing by I(3)S to Camden.

4.4 EQUIPMENT SPACE. Camden shall provide secure space, at no charge, to I(3)S at each Property for the storage of equipment in connection with the performance of its obligations hereunder, to the extent such space is reasonably available.

4.5 The MDU Property Rider shall set forth additional terms, if any, governing the maintenance of cable television inside wiring and distribution plant at any Property at which Camden owns such inside wiring and distribution plant.


                                    ARTICLE 5
                          AFFIRMATIVE COVENANTS OF I(3)S

5.1 In consideration of the mutual agreements of the parties contained herein, I(3)S covenants and agrees to do and perform, or cause to be done and performed, the following:


          I(3)S shall possess and maintain good, valid, indefeasible and marketable title to its property that pertains in any way to HSDS, and all such property shall remain free and clear of any adverse claims, interests and liens, except as has been heretofore disclosed in writing to Camden.

          I(3)S shall maintain in full force and effect all material permits, licenses, franchise rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct the business of HSDS.

With respect to performance hereunder, I(3)S agrees to maintain, at all times during the term of this Agreement, as a minimum, commercial general liability insurance with minimum limits of $1,000,000 per occurrence for bodily injury (or death) and property damage liability with limits of at least $1,000,000 per occurrence [Personal Injury and $1,000,000 General Policy Aggregate (applicable to Commercial General Liability Policies)] and any additional insurance and/or bonds required by law. Upon request, I(3)S agrees to furnish certificates or other acceptable proof of the foregoing insurance. I(3)S warrants that it meets or exceeds all insurance requirements stated herein and those that are required by the laws in the State of Texas.


Camben HSDS Agreement                                                         4
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     As more specifically described in Exhibit C attached hereto and incorporated herein by reference, I(3)S shall assume and pay all operating and capital costs and expenses associated with any and all:


          Monthly recurring private Internet exchange points
          Monthly recurring switch maintenance
          Monthly recurring POP transport
          Monthly recurring Dallas network operations center costs (including installation costs)
          Customer support IP technicians and engineers (NOC, Help Desk and field personnel)
          I(3)S-specific training
          Insurance on I(3)S capital equipment
          I(3)S-specific travel and entertainment
          Switch site equipment (including installation costs)
          Peering point routers
          Private Internet exchange point hardware (including installation costs)
          I(3)S network infrastructure equipment
          Transport facilities
          Backbone transport facilities
          Peering interconnection facilities
          Monthly recurring local Loop costs
          Monthly recurring property maintenance (Lce, Router, DSU/CSU) Monthly recurring IP headend maintenance
          CSR platform and services
          Internet browser platform user license
          MDU property IP equipment (Lce, Router, DSU/CSU)
          IP master headend equipment
          Non-recurring local loop transport costs
          Customer billing and collections


                                    ARTICLE 6
             DESCRIPTION OF HIGH SPEED DATA SERVICES PROVIDED BY I(3)S

6.1 DESCRIPTION OF HSDS. During the term of this agreement, I(3)S shall provide, or cause to be provided, the high speed data services, in whole or in part, more particularly described and set forth in Exhibit D.


Camden HSDS Agreement                                                         5
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                                    ARTICLE 7
                   DEFINITION OF HSDS SERVICE LEVEL STANDARDS

7.1 DEFINITION OF HSDS SERVICE LEVEL STANDARDS. Subject to the conditions, qualifications and limitations set forth herein, including, without limitation, those set forth in Exhibit E attached hereto and incorporated herein by reference, during the term of this Agreement, I(3)S shall offer, or cause to be offered, the service level standards pertaining to various aspects of HSDS, as more particularly described and set forth in Exhibit E.


                                    ARTICLE 8
              REVENUE ALLOCATION; CUSTOMER ACCESS PRICING; BRANDING

REVENUE ALLOCATION. Internet access revenue generated by Customers at Properties subject to this Agreement will be paid to I(3)S; provided, however, that, by the twenty-fifth day of each month shall pay Camden an *** ** revenue sharing fee calculated on the basis of customer access revenue, prepaid or not, (exclusive of installation charges, customer service charges, customer equipment sales or leases, other charges "passed through on a no-markup basis collected by I(3)S, and comparable charges) actually collected by or on behalf of I(3)S for the immediately preceding month ("Commissionable Revenues"). The revenue sharing fee for Properties within the SMSA shall immediately be increased to *** ** in the event that the total number of units subject to this Agreement in the SMSA exceeds three thousand (3000) units.

8.2 CUSTOMER ACCESS PRICING. With the intent to increase HSDS penetration at each MDU served under this Agreement, upon consultation with Camden, I(3)S shall establish the price at which access to the HSDS is made available to customers and end-users. Such access shall be provided at a price, service quality and content comparable to the services of companies which utilize high-speed cable modems to deliver HSDS. Prior to the provision of service and the execution of any Rider, I(3)S shall provide to Camden for Camden's review the proposed pricing structure and service quality and content standards for HSDS to each Camden property that may become subject to this Agreement.

8.3 BRANDING. With respect to HSDS, and the promotion thereof, I(3)S shall establish the brand names, logos, labels, trademarks, service marks and other such identifying promotional characteristics pertaining to the same throughout the term of this Agreement.

Camden HSDS Agreement                                                          6
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                                    ARTICLE 9
                        SPECIFIC HSDS SOFTWARE WARRANTIES

9.1 OWNERSHIP; AUTHORITY. I(3)S represents and warrants that the software utilized hereunder (collectively, the "Products") are free and clear of all liens and encumbrances, and that it has full power and authority to utilize the rights granted to it with respect to such Products without the consent of any other person or that such consent has been obtained, and that to the knowledge of I(3)S the Products utilized hereunder will not infringe or violate any copyright, trade secret, trademark, patent or other intellectual property rights of any third party.

9.2 COMPLIANCE WITH APPLICABLE LAWS. I(3)S represents and warrants that the services performed by such party pursuant to this Agreement shall be in compliance with all applicable federal and state laws, rules and regulations.


                                   ARTICLE 10
                                 INDEMNIFICATION

10.1 INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION. I(3)S shall defend, indemnify and hold harmless Camden, its directors, officers, shareholders, employees and agents and its successors and assigns, from and against any and all claims, demands, actions, liabilities, losses, damages and expenses, including, without limitation, settlement costs and reasonable attorneys' fees, arising out of or relating to any actual or alleged infringement of any third party's trade secrets, trademark, service mark, copyright, patent or other intellectual property rights (the "Intellectual Property Rights") in connection with the use of said Intellectual Property Rights hereunder. I(3)S's obligation pursuant to the immediately preceding sentence is subject to the following conditions: (i) Camden shall give I(3)S prompt written notice of all actions, claims or threats against Camden of infringement or violation of Intellectual Property Rights;
(ii) Camden shall permit I(3)S to elect to assume complete control of such claims at its sole discretion and expense; and (iii) Camden shall cooperate fully with I(3)S in defending against claims, including making known or available to the indemnifying party, upon reimbursement of all costs associated with provision or reproduction of, all records and document pertaining to claims.

10.2. INDEMNIFICATION. Each party shall indemnify the other against all liability, loss, damage, and expense resulting from injury to or death of any person (including injury to or death of their employees) or loss of or damage to tangible real or tangible personal property (including damage to their property) or the environment, but only to the extent that such liability, loss, damage or expense was proximately caused by its breach of this Agreement or by any grossly negligent act or omission, willful misconduct or violation of law on the part of the party from whom indemnity is sought ("the indemnitor"), its agents, employees, subcontractors or assignees. Indemnitor shall have the right to assume defense of the claim with counsel reasonably acceptable to indemnitee. Indemnitee shall be entitled to participate in the defense of the claim with its own counsel at its sole expense.


Camden HSDS Agreement                                                          7
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10.3 FLOW THROUGH INDEMNIFICATION. In addition, I(3)S agrees to indemnify, defend and hold Camden harmless from and against any and all claims, demands, actions, liabilities, losses, damages and expenses arising out of any contractual obligation by Camden to the owner or provider of the cable or fiber plant at a Property subject to this Agreement, as may be described more fully in the Rider for each Property subject to this Agreement.


                                   ARTICLE 11
                        PROTECTION OF PROPRIETARY RIGHTS

11.1 CONFIDENTIAL INFORMATION. Information to be held in confidence shall be clearly marked "Proprietary" or "Confidential." Information which is conveyed orally shall be deemed confidential only if prior to disclosure it is indicated as being confidential and written confirmation identifying the confidential or proprietary information is provided to the receiving party within ten (10) business days after it was discussed orally.

11.2 RESTRICTIONS. Each party shall use its reasonable best efforts to maintain the confidentiality of such Confidential Information and not show or otherwise disclose such Confidential Information to any third parties, including, but not limited to, independent contractors and consultants, without the prior written consent of the disclosing party. Each party shall use the Confidential Information solely for purpose of performing its obligations under this Agreement. Notwithstanding this Article 11, Camden may disclose this Agreement to a potential buyer of one or more of the Properties subject to this Agreement.

11.3 AUTHORIZED DISCLOSURES. Notwithstanding the obligations described in
Section 11.2 above, neither party shall have any obligation to maintain the confidentiality of any Confidential Information which: (i) is or becomes publicly available by other than unauthorized disclosure by the receiving party;
(ii) is independently developed by the receiving party; or (iii) is received from a third party who has lawfully obtained such Confidential Information without a confidentiality restriction. If required by any court of competent jurisdiction or other governmental authority, the receiving party may disclose to such authority, data, information or material involving or pertaining to Confidential Information to the extent required by such order, provided that the receiving party shall first have used its best efforts to obtain a protective order reasonably satisfactory to the disclosing party sufficient to maintain the confidentiality of such data, information or materials.

11.4 LIMITED ACCESS. Each party shall limit the use and access of Confidential Information to such party's bona-fide employees or agents who have a need to know such information for purposes of conducting the receiving party's business. Each party shall notify all employees and agents who have access to Confidential Information or to whom disclosure is made that the Confidential Information is the confidential, proprietary property of the disclosing party and shall instruct such employees and agents to maintain the Confidential Information in confidence.



 Camden HSDS Agreement                                                        8

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11.5 CONTINUING OBLIGATIONS. Each party's obligations under this Article 11 shall survive the termination of this Agreement for one (1) year thereafter.


                                   ARTICLE 12
                              DEFAULT; TERMINATION

12.1 DEFAULT. Upon the occurrence of any of the following events, a party shall be deemed to be in default under this Agreement:

     (a) Material breach of any warranty or misrepresentation by the defaulting party;

     (b) Material failure to perform the defaulting party's obligations hereunder, including with respect to I(3)S its failure to (i) maintain the service standards set forth in Section 7.1 hereof, and (ii) make the payments to Camden set forth in Section 8.1 hereof.

     (c) The defaulting party's ceasing to conduct business in the normal course, insolvency, the making of a general assignment for the benefit of its creditors, suffering or permitting the appointment of a receiver or similar officer for its business or assets or availing itself of, or becoming subject to, any proceeding under the United States Federal Bankruptcy Laws or any federal or state statute relating to solvency or the protection of the rights of creditors; or

     (d) Making of any warranty, representation, statement or response in connection with this Agreement which was untrue in any material respect on the date it was made by the defaulting party.

12.2 REMEDIES. In the event the defaulting party fails to cure any default set forth hereunder within thirty (30) days, except for defaults pursuant to Section 12.1(c) which shall have a cure period of ninety (90) days, after written notice of such default by the non-defaulting party, the non-defaulting party may terminate this Agreement without further obligation on the part of the non-defaulting party, and pursue any claims at law or in equity against the defaulting party.

12.3 FAILURE TO EXERCISE REMEDY. The remedies set forth above are cumulative, but the non-defaulting party is under no obligation to exercise any such remedy. The exercise of, or failure to exercise, any such remedies shall not prevent any future exercise of the same or any other remedies or release the defaulting party from as obligations under this Agreement.

12.4 EFFECT OF TERMINATION. Termination of this Agreement shall not impair either party's then accrued rights, obligations, liabilities or remedies hereunder.

12.5 TERMINATION FOR CONVENIENCE. At any time after the third (3rd) anniversary date of the Effective Date and upon not less than thirty (30) days' prior written notice to I(3)S, Camden may elect to terminate this Agreement in its entirety or with respect to one or more of the Properties subject to this Agreement; provided, however, that for each


Camden HSDS Agreement                                                         9
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Property for which a Rider is executed more than thirty (30) days after the
Effective Date, the third (3rd) Anniversary Date shall be deemed to be three (3) years after the Effective Date of such Rider. For each Property subject to this Agreement, Camden shall pay a lump sum cash termination fee on the date of termination in an amount equal to the monthly average Commissionable Revenues generated under the Agreement at such Property during the immediately preceding three (3) months prior to termination multiplied by sixty percent (60%), multiplied by the number of months remaining in the term period applicable to such Property. At such time as Camden has exercised its rights under this paragraph 12.5 for each Property previously subject to this Agreement, this Agreement shall be deemed terminated without further liability to either party.

                                   ARTICLE 13
                           NOTICE; PUBLIC DISCLOSURES

13.1 NOTICE.

     All notices pursuant to this Agreement shall be in writing and may be personally delivered or sent by overnight courier or by Certified or Registered mail. All notices personally delivered shall be deemed delivered at the time of such delivery. All notices sent by Certified or Registered mail shall be deemed delivered five (5) days after deposited in the US mail. All notices sent by overnight courier shall be deemed made one (1) business day after delivery to such courier service. Any party may designate a change of address upon ten (10) days written notice.

          If to I(3)S, to:    I(3)S, Inc.
                              1330 River Bend
                              Suite 600
                              Dallas, Texas 75247-4953
                              Attn: Mr. Jim Price


          with a copy to:     I(3)S, Inc.
                              1330 River Bend
                              Suite 600
                              Dallas, Texas 75247-4953
                              Attn: Matt Hutchins, Esq.


          If to Owner, to:    Camden Development, Inc.
                              3200 Southwest Freeway,
                              Suite 1500
                              Houston, TX 77027
                              Attn: Mr. Greg McDonald

          with a copy to:     General Counsel,
                              Camden Development, Inc.
                              (Same Address)



Camden HSDS Agreement                                                       10
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13.2 PUBLIC DISCLOSURES. All media releases, public announcements, and public disclosures by either party of its employees, agents or representatives relating to this Agreement or the subject matter hereof, excluding any announcement beyond the control of this disclosing party, will be approved by the non-disclosing party in writing prior to release.


                                   ARTICLE 14
                                  MISCELLANEOUS


14.1 ENTIRE AGREEMENT. This Agreement, together with the schedules, attachments and exhibits attached hereto or referred to herein, constitutes the entire Agreement and understanding among the parties hereto and is the final expression of their Agreement and no evidence of oral or other written promises shall be binding. All other prior agreements or understandings related to the subject hereof among the parties, whether written or oral, shall be null and void and of no further force and effect upon the execution of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.2 INCORPORATION BY REFERENCE. The schedules, exhibits and attachments referred to herein or attached hereto are hereby incorporated in and to this Agreement and made a part hereof by this reference.

14.3 AMENDMENT; MODIFICATION. This Agreement may not be supplemented, amended, modified or otherwise altered except by written instrument executed by all the parties hereto and no course of dealing or trade usage among or between the parties shall be effective to supplement, amend, modify or alter this Agreement.

14.4 WAIVER. The failure to enforce or to require the performance at any time of any of the provisions of this Agreement herein shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Agreement, any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

14.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts or choice of laws.

14.6 CONTINUITY OF CONTRACT. If any severable provision of this Agreement is deemed invalid or unenforceable by any judgment of a court of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent, unless to do so would substantially impair the underlying purposes of this Agreement.

14.7 CAPTIONS. The captions appearing in this Agreement are included solely for


Camden HSDS Agreement                                                        11
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convenience of reference and shall not be construed or interpreted to affect the meaning or interpretation of this Agreement.

14.9 FORCE MAJEURE. Neither party shall be responsible for any failure to comply with or for any delay in performance of the terms of this Agreement, including, but not limited to, delays in delivery, where such failure or delay is directly or indirectly caused by or results from events of force majeure beyond the control of either party. These events shall include, but not be limited to, fire, flood, earthquake, accident, civil disturbance, war, acts of God, or acts or government.

14.9 HIRING PROHIBITED. During the term of this Agreement and for a period of one (1) year thereafter, neither party shall solicit for hire or hire any employee of the other party who has performed services under this Agreement.

14.10 PERFORMANCE REVIEW. In the event of any dispute or controversy between the parties of any kind or nature, except in circumstances where equitable relief is deemed necessary by either party in its sole discretion, upon the written request of either party, each of the parties will appoint a designated officer whose task it will be to meet for the purpose of resolving such dispute or controversy or to negotiate for an adjustment to any provision of this Agreement needed to resolve such dispute or controversy. Such officers will discuss the dispute or controversy and negotiate in good faith in an effort to resolve the dispute or controversy or renegotiate the applicable section or provision of this Agreement without the necessity of any formal proceeding relating thereto. No formal proceedings for the judicial or arbitrational resolution of such dispute or controversy may be commenced until either or both of the designated officers conclude in good faith that an amicable resolution through continued negotiation of the matter at issue is not likely to occur.

14.11 ASSIGNMENT. Neither party shall assign or otherwise transfer this Agreement without the written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either party upon notice to the other party, may assign all of its rights and delegate all of its duties under this Agreement to (a) a subsidiary, affiliate or parent company; (b) any entity that the party controls, is controlled by, or is under common control with; (c) any entity in which the party has a majority equity ownership interest or a voting interest sufficient to elect a majority of the board of directors or other governing body; (d) any entity which succeeds to all or substantially all of the party's assets, whether by merger, sale or otherwise; or (e) to another person who acquires, by sale, transfer or other means of conveyance, legal ownership of a Property subject to this Agreement. Notwithstanding the foregoing, in the event of an assignment specified in
Section 14.11(e), such assignment by Camden of its rights, duties, and obligations hereunder shall be limited to the Property (ies) so conveyed.


14.12 RELATIONSHIP OF THE PARTIES. Notwithstanding anything to the contrary in this Agreement, under no circumstances will either party be deemed to be in any relationship with the other party carrying with it fiduciary or trust responsibilities. The parties do not intend for this Agreement or the relationship established thereby to be considered the


Camden HSDS Agreement                                                         12
formation of a joint venture or partnership between the parties for any purpose. I(3)S has the sole right to supervise, manage, contract, direct, procure, perform or cause to be performed the day-to-day work to be performed by I(3)S under this Agreement unless otherwise expressly provided herein or agreed to by the parties in writing.

14.13 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

14.14 MEMORANDUM OF UNDERSTANDING. The Parties stipulate and agree that a Memorandum describing the existence of this Agreement with respect to each Property subject to this Agreement (attached hereto as Exhibit B) will be recorded with the Title for such Property and all liens thereto.

14.15 SUBORDINATION. This Agreement is subject and subordinate to all leases, mortgages, and/or deed of trust which may now or hereafter affect the Property, to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument or subordination shall be required by any mortgage, trustee, lessor or lessee. In confirmation of such subordination, I(3)S shall execute promptly any certificate that Camden may request. Notwithstanding the foregoing, the party secured by any deed of trust shall have the right to recognize this Agreement. In the event of any foreclosure sale under such deed of trust, this Agreement shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale. I(3)S covenants that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination to said deed of trust of the lien of this Agreement.

14.16 SEVERABILITY. The Parties agree that multiple Properties may become subject to this Agreement. Any default or termination (whether voluntary or involuntary) by any Party with respect to a particular Property shall operate as a default or termination only with respect to the Parties' responsibilities and obligations as they relate to the specific Property or Properties, as the case may be. Unless otherwise agreed to by the Parties with respect to the particular default, a default shall be construed, where possible, to exclude unaffected Properties.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

I(3)S, INC.                             CAMDEN DEVELOPMENT, INC.

By:/s/ JIM PRICE                        By:   /s/ M. STEWART
   -----------------------------              ----------------------------------
   Jim Price                            NAME:  M. Stewart
   President                                  ----------------------------------
                                        TITLE: Sr. Vice President
                                              ----------------------------------

DATE: 3-10-98                           DATE:     3-5-98
     ---------------------------              ----------------------------------


Camden HSDS Agreement                                                         13

                                LIST OF EXHIBITS


EXHIBIT A:     Sample MDU Property Rider

EXHIBIT B:     Sample Memorandum of Existence of High Speed Data Services
               Marketing Agreement

EXHIBIT C:     I(3)S Capital and Operating Expense Responsibilities

EXHIBIT D:     Description of High Speed Data Services Provided by I(3)S


EXHIBIT E:     Service Level Standards



Camden HSDS Agreement                                                         15

                                    EXHIBIT A


                               MDU PROPERTY RIDER

     This MDU Property Rider ("Rider") to the Master High Speed Data Services Marketing Agreement, entered into between I(3)S, INC., a Texas corporation with a place of business at 1330 River Bend, Suite 600, Dallas, Texas 75247-4953 ("I(3)S") and CAMDEN DEVELOPMENT, INC., a Delaware corporation with a place of business at 3200 Southwest Freeway, Suite 1500, Houston, Texas 77027, entered into on January ____, 1998 ("the Agreement"), is entered into between I(3)S, Inc. and CAMDEN DEVELOPMENT, INC., ("Owner") this ______ day of _______________, 1998 ("Effective Date").


     (1) ADDRESS AND NAME OF PROPERTY:

         The Park at Addison
         17200 West Grove
         Dallas, Texas 75248


     (2) FULL LEGAL DESCRIPTION OF THE PROPERTY:

         Being Lot 1 of THE DOMINION, an Addition to the City of Addison, Dallas County, Texas, according to the Plat thereof recorded in Volume 95102, Page 2238, Map Records, Dallas County, Texas.


     (3) CONTACT PERSON/LEASING AGENT: ___________________
         TELEPHONE NO: ______________________________

     (4) CATV/MATV SITE SURVEY INFORMATION:


     (5) OTHER INFORMATION:

          Number of Units: _______________________________

          Number of Buildings: ___________________________

          Current Occupancy:______________________________

          Existing Property (including age) or New Build: _______

          PC Ownership Survey (if any): __________________________

          Existing/Proposed Local Loop Trunking:

OTHER PROPERTY SPECIFIC PROVISIONS:

1.   MAINTENANCE OF DISTRIBUTION PLANT

     To the extent Owner owns the inside wiring and distribution plant at the Property, Owner shall maintain the cable television inside wiring and distribution plant at the Property subject to the limitations, conditions, and restrictions of any Agreement governing the maintenance of such cable television inside wiring and distribution plant.

2.   ACCESS TO THE PROPERTY

     No rights or conditions in addition to those specified in Article 4, Owners Obligations, are granted.

     COUNTERPARTS. This MDU Property Rider may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

I(3)S, INC.                            CAMDEN DEVELOPMENT, INC.

By:                                    By:
    --------------------------             -------------------------------
     Jim Price                         Name:
     President                              ------------------------------
                                       Title:
                                             -----------------------------

Date:                                  Date:
     -------------------------               -----------------------------

RECORDING REQUESTED BY AND                                            EXHIBIT B
WHEN RECORDED RETURN TO:

Elizabeth Pringle Johnson, Esq.
Camden Development, Inc.
3200 Southwest Freeway, Suite 1500
Houston, Texas 77027


                           MEMORANDUM OF EXISTENCE OF
                         MASTER HIGH SPEED DATA SERVICES
                               MARKETING AGREEMENT

     A license has been granted by CAMDEN DEVELOPMENT, INC. ("Grantor") to I(3)S ("Grantee") under a certain Master High Speed Data Services Marketing Agreement effective January __, 1998 by and between Grantor and Grantee (the "Agreement"). The license permits Grantee, among other things, to provide High Speed Data Services, as described in the Agreement, and to engage in any other act or activity contemplated by the Agreement at the Property described herein. This Agreement runs with the land and automatically terminates upon the earlier to occur of (i) January __, 2005 or (ii) any termination of the Agreement. Such earlier termination may be evidenced by the recordation of an Affidavit executed by Grantor stating that such termination has occurred. As used in the Agreement, the term "Property" means that the real property consisting of approximately ______ apartment units located in the city of Addison, County of Dallas, State of Texas, at the address commonly known as The Park at Addison, 17200 West Grove, Dallas, Texas 75248. Whose legal description is as follows:


     In the event of any conflict between the terms and conditions of this Memorandum of Existence of Master High Speed Data Services Marketing Agreement and the terms and conditions of the Agreement, the Agreement shall control. The parties agree that the sole purpose of this Memorandum of Existence of Master High Speed Data Services Marketing Agreement is to provide notice of the Agreement.


     Executed this ______ day of___________ 199___


                        GRANTOR: CAMDEN DEVELOPMENT, INC.,
                        A Delaware corporation

                        BY:
                              -----------------------------

                        NAME:
                              -----------------------------

                        TITLE:
                              -----------------------------

STATE OF
        -------------------

COUNTY OF
         ------------------


     On ____________, 199 , before me, ______________________, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument and the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


          Signature:                                  (seal)
                    -------------------------------



          GRANTEE: I(3)S
               A Texas corporation

               BY:
                   --------------------------------

               NAME:
                    -------------------------------

               TITLE:
                     ------------------------------

STATE OF
        ----------------------------

COUNTY OF
          --------------------------

     On ____________, 199 , before me, ________________, personally appeared
______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument and the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


          Signature:                                   (seal)
                    -------------------------------

                                    EXHIBIT C
                                 I(3)S OBLIGATIONS


     Monthly recurring private Internet exchange points

     Monthly recurring switch maintenance

     Monthly recurring POP transport

     Monthly recurring Dallas network operations center costs (including installation costs)

     Customer support IP technicians and engineers (NOC, Help Desk and field personnel)

     I(3)S-specific training

     Insurance on I(3)S capital equipment

     I(3)S-specific travel and entertainment

     Switch site equipment (including installation costs)

     Peering point routers

     Private Internet exchange point hardware (including installation costs)

     I(3)S network infrastructure equipment

     Transport facilities

     Backbone transport facilities

     Peering interconnection facilities

     Monthly recurring local loop costs

     Monthly recurring property maintenance (Lce, Router, DSU/CSU)

     Monthly recurring IP headend maintenance

     CSR platform and services

     Internet browser platform user license

     MDU property IP equipment (Lce, Router, DSU/CSU)

     IP master headend equipment

     Non-recurring local loop transport costs

     Customer billing and collections

                                    EXHIBIT D

                  DEFINITION OF HIGH-SPEED DATA SERVICES (HSDS)

The I(3)S HSDS includes, but is not limited by:

     o Certain network services that provide transport and peering functions to the global Internet that include, but not limited by:

          o A broadband access network on MDU properties composed of one or more headend reference nodes, a coaxial or hybrid fiber coaxial
               (HFC) cable television distribution system and one or more cable data modems (CDM)

          o A local loop network that connects the headend reference node on each MDU property to the I(3)S regional point-of-presence in each metropolitan area served by I(3)S


          o A regional point-of-presence network that connects the POP to the i(3)s.net national Internet backbone


          o    A National Operations Center (NOC)

     o    Certain computer services that include, but not limited by:

          o    Membership system for authentication and authorities
          o    Internet mail (SMTP and POP3)
          o Internet newsgroups (NNTP) composed of approximately 25,000 newsgroups
          o    Internet World Wide Web (HTTP)
          o    Internet chat (IRC and MIRC)
          o    White-pages-style directory services
          o    Internet locator services
          o    Conferencing and collaboration bridges
          o    Electronic commerce services

     o    A branded suite of client software that includes, but not limited by:

          o    Web browser
          o    Mail reader
          o    News reader
          o    Chat client
          o    Conferencing and collaboration client

     o    Certain customer service functions that include, but not limited by:

          o    A National Customer Care Center
          o    A telephone and network-based help desk
          o    A Trouble Reporting facility
          o    A customer billing system


     o Certain multimedia-rich content that showcases the capabilities of HSCDS

                                    EXHIBIT E
                            SERVICE LEVEL STANDARDS


INTRODUCTION


     This document titled "Service Level Agreement" ("SLA") sets out operation specifications and requirements for High Speed Cable Data Services ("HSCDS") provided by I(3)S, Inc. ("I(3)S") for the residents or customers of Camden (herein sometimes called "Teaming Associate"). The SLA shall encompass data services originating and terminating within the I(3)S internetwork ("i(3)s.net").



     The HSCDS provided by I(3)S shall meet the operations specification and requirements stated herein, which are generally stated in terms of events or outcomes, rather than terms of specific hardware, software or procedural requirements. For the purposes of the SLA, i(3)S.net shall relate to that portion of the global Internet operated by I(3)S, originating within end users' customer premises and terminating within I(3)S computers or transported and peered at a public or private Internet Exchange Point.


     For the purposes of the SLA, a "Trouble" or "Trouble Report" shall relate to i(3)s.net or I(3)S provided services (or resold services), but shall exclude customer error, defects in "customer premises equipment" ("CPE"), defects in customers' computers, defects in distribution coaxial cable, defects in distribution fiber optics defects in cable television systems and network problems experienced by destination networks at or beyond Internet Exchange Points.


PERFORMANCE REQUIREMENTS

     PERCENT CUSTOMER SERVICE ORDER BEGINNING COMMITMENT DATES TIMELY MET

          This parameter is generally indicative of the timely beginning of work on orders from customers for new service or orders to make changes in their existing service.

          The timely beginning parameter is calculated by dividing the total Customer Service Orders begun on or before the date and clock hour promised to the customer that the service order would be started by the total number of service orders initiated in each calendar month and multiplying by 100.

          I(3)S shall exhibit greater than 90% Customer Service Order Beginning Commitment Dates Timely Met per month.


     PERCENT CUSTOMER SERVICE ORDER COMPLETION COMMITMENT DATES TIMELY MET

          This parameter is generally indicative of the timely completion of work on orders from customers for new service or orders to make changes in their existing service and the timely completion of those service orders.

          The timely completion parameter is calculated by dividing the total Customer Service Orders completed on or before the date and clock hour promised to the customer that the service order would be completed by the total number of service orders initiated in each calendar month and multiplying by 100.

          I(3)S shall exhibit greater than 90% Customer Service Order Completion Commitment Dates Timely Met per month.

                                                         Service Level Agreement

     PERCENT OF NETWORK AVAILABILITY

          This parameter is generally indicative of the availability of the network to transport and peer customer data at an Internet Exchange Point, or, in the event that the customer data is to be fulfilled by computers within i3s.net, generally indicative of the availability of to transport data to the I(3)S servers and the availability of the servers.

          This parameter is calculated by dividing the number of seconds that the network is available for each customer by the total number of customer-seconds in each calendar month and multiplying by 100.

          Specifically excluded from the Network Availability calculation shall be regularly scheduled maintenance windows or ad hoc maintenance windows scheduled and announced 24 hours in advance in the i3s.net Customer Support Web Site.

          Specifically excluded from the Network Availability calculation shall be periods of time where the cable television distribution plant (operated by the Teaming Associate or its designated third party operator) exceed the follow table of acceptable values:

--------------------------------------------------------------------------------
Amplitude Variation Inband Upstream             1 dB/MHz., 5 dB total
--------------------------------------------------------------------------------
Amplitude Variation Inband Downstream           1 dB/MHz., 5 dB total
--------------------------------------------------------------------------------
Group Delay Variation Inband Upstream           200 nsec./MHz., 800 nsec. total
--------------------------------------------------------------------------------
Group Delay Variation Inband Downstream         60 nsec./MHz., 240 nsec. total
--------------------------------------------------------------------------------
Tap to Tap Level Variation                      <27 dB
--------------------------------------------------------------------------------


          I(3)S shall exhibit greater than 98% Network Availability per month.


     PERCENT CUSTOMER CALLS ANSWERED WITHIN 45 SECONDS BY I(3)S PERSONNEL

          This parameter is based upon the number of customers calls answered within 15 seconds by a human operator or by an ACD queue greeting during the hours of operation of the I(3)S National Customer Care Center and thereafter to be answered by a customer representative with 30 seconds. At a minimum, the I(3)S National Customer Care Center shall operate from 8:00 a.m. to 5:00 p.m. Central Time, Monday through Friday exclusive of holidays.

          This parameter is calculated by dividing the number of calls answered with 45 seconds by the total number of calls answered seconds in each calendar month and multiplying by 100.

          I(3)S shall exhibit greater than 90% of Customer Calls Answered within 45 Seconds per month.


     PERCENT OF TROUBLE REPORTS RESOLVED TIMELY

          This parameter is related to the number of Trouble Reports resolved within the following windows:

               o For Trouble Reports received by I(3)S at the I(3)S National Customer Care Center prior to 2:00 p.m. Central Time, Monday through Friday, excepting holidays, will be cleared by the end of the next business day.


                                                         Service Level Agreement

               o For Trouble Reports received by I(3)S at the I(3)S National Customer Care Center after 2:00 p.m. Central Time, Monday through Friday, excepting holidays, will be cleared by noon of the second business day thereafter.

          This parameter is calculated by dividing the total trouble reports cleared on or before the date and clock hour promised to the customer the total number of Trouble Tickets cleared in each calendar month and multiplying by 100.

          I(3)S shall exhibit greater than 90% Trouble Reports Cleared Timely per month, according to the terms of this section for trouble that can be resolved by I(3)S alone.


     PERCENT CUSTOMER REPAIR VISIT APPOINTMENTS MET

          This parameter is related to the customer commitments made by the I(3)S National Customer Care Center for repairs that require a repair visit to customers' sites or premises.

          This parameter is calculated by dividing the total Customer Repair Visits Appointments met on or before the date and clock hour promised to the customer by the total number of Customer Repair Visit Appointments initiated in each calendar and multiplying by 100.

          I(3)S shall exhibit greater than 90% Customer Repair Commitment Met per month.


     PERCENT OF CUSTOMER BILLS PREPARED TIMELY

          This parameter is related to the generation of Customer Bills for delivery to customers by mail, electronic mail or credit card billing.

          This parameter is calculated by dividing the number of Customer Bills generated and sent to customers within twenty (20) business days of the end of the billing cycle by the total number Customer Bills generated in each calendar month and multiplying by 100.

          I(3)S shall exhibit greater than 95% Customer Bills Prepared Timely per month.

     PERCENT OF CUSTOMER BILLS PREPARED ACCURATELY

          This parameter is related to the accuracy of Customer Bills for delivery to customers by mail, electronic mail or credit card billing.

          This parameter is calculated by dividing the number of Customer Bills generated that do not require an adjustment due to a billing error caused I(3)S by the total number Customer Bills generated in each calendar month and multiplying by 100.

          I(3)S shall exhibit greater than 95% Customer Bills Prepared Accurately per month.


REPORTS

     I(3)S shall undertake commercially reasonable efforts to provide to Teaming Associates reports within twenty (20) business days of the end of each calendar month, the reports listed below in this section, each of which may be provided separately or provided on a consolidated basis:


                                                         Service Level Agreement

          A report depicting total subscribers, gross new customers and gross customers terminated separated by product tier and property.

          New service orders, Trouble Reports opened and closed or cleared as appropriate separated by date and property.

          Aggregate I(3)S National Customer Care Center data depicting the distribution of call waiting time in general and the percent calls answered and calls abandoned respectively.

          Billing summaries describing the date(s) bills were sent to customers, and the billed revenue disaggregating major categories of service.


HOLIDAYS

     New Years Day
     Memorial Day
     Memorial Day
     Independence Day
     Labor Day
     Thanksgiving
     Day after Thanksgiving
     Christmas
     And any other holiday recognized by I(3)S

COMPETITIVE SERVICE LEVEL STANDARDS ASSESSMENT

     At any time upon the written request of Camden, but at least annual in the absence of such written request, Camden and I3S shall meet to assess the level of service then being rendered by I3S hereunder in the context of the level of service then being offered by providers of comparable HSDS to the multi-family dwelling market in the same SMSA. In the event that Camden determines in good faith after any such meeting or meetings that I3S is not then offering a competitive level of service to the MDU properties covered hereby when evaluated in the aggregate against such providers of comparable HSDS, then I3S shall be required to modify the terms of this Service Level Agreement accordingly, and improve it's level of service in those area(s) of service deemed noncompetitive in good faith by Camden to be comparable with those area(s) of superior service being offered by such providers of comparable HSDS.

                                                         Service Level Agreement
                                                                     Page 4 of 4